EXHIBIT 10.2
FOURTH AMENDED SECURITY AGREEMENT
     THIS FOURTH AMENDED SECURITY AGREEMENT (this “Agreement”) is made as of June 28, 2006, by and among Sutura, Inc., a Delaware corporation (“Sutura”), Pandora Select Partners, L.P., a British Virgin Islands limited partnership (“Pandora”), Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership (“WHHY”), Whitebox Convertible Arbitrage Partners, L.P., a British Virgin Islands limited partnership (“WCAP”), Whitebox Intermarket Partners, L.P., a British Virgin Islands limited partnership (“WIP”), and Gary S. Kohler (“Kohler”) and Scot W. Malloy (“Malloy”), each residents of the State of Minnesota. Pandora, WHHY, WCAP, WIP, Kohler and Malloy are referred to herein individually as a “Secured Party” and together as the “Secured Parties.”
RECITALS
     A. Sutura, Pandora, WHHY, WCAP, WIP, Kohler and Malloy entered into a Purchase Agreement dated September 17, 2004 (the “Original Purchase Agreement”), pursuant to which Pandora, WHHY, WCAP, WIP, Kohler and Malloy each purchased a convertible promissory note (each, an “Original Note” and together, the “Original Notes”) and a warrant to purchase shares of Sutura’s common stock (“Sutura Stock”) from Sutura in consideration of a collective $6,550,000 loan (the “Original Loan”).
     B. As a condition to making the Original Loan, Sutura pledged to the Secured Parties all of Sutura’s assets pursuant to the terms of a Security Agreement dated September 17, 2004 (the “Original Security Agreement”).
     C. Sutura, Pandora, WHHY and WIP entered into a second Purchase Agreement dated March 24, 2005 (the “Second Purchase Agreement”), pursuant to which Pandora, WHHY and WIP each purchased an additional convertible promissory note (each, a “March 2005 Note” and together, the “March 2005 Notes”) and an additional warrant to purchase Sutura Stock in consideration a collective $3,000,000 new loan (the “March 2005 Loan”).
     D. Sutura and the Secured Parties entered into an Amended Security Agreement dated March 24, 2005 (the “March 2005 Security Agreement") to supersede and replace the Original Security Agreement.
     E. Sutura, Pandora, WHHY, WCAP and WIP entered into a third Purchase Agreement dated September 7, 2005 (the “Third Purchase Agreement"), pursuant to which Pandora, WHHY, WCAP and WIP each purchased an additional convertible promissory note (each, a “September 2005 Note” and together, the “September 2005 Notes") and an additional warrant to purchase the Sutura’s Common Stock in consideration of a collective $7,000,000 new loan (the “September 2005 Loan”).
     F. Sutura and the Secured Parties entered into a Second Amended Security Agreement dated September 7, 2005 (the “September 2005 Security Agreement") to supersede and replace the March 2005 Security Agreement.

     G. Pandora, WHHY, WCAP and WIP each purchased an additional convertible promissory note dated June 7, 2006 (each, a “June 7, 2006 Note” and together, the “June 7, 2006 Notes”) in consideration of collective $500,000 new loan (the “June 7, 2006 Loan”) to Sutura, and Sutura and the Secured Parties entered into a Third Amended Security Agreement dated June 7, 2006 (the “June 7, 2006 Security Agreement") to supersede and replace the September 2005 Security Agreement
     H. Pandora, WHHY, WCAP and WIP are each purchasing an additional convertible promissory note (each, a “New Note” and together, the “New Notes”) on the date hereof in consideration of collective $500,000 new loan (the “June 28, 2006 Loan”) to Sutura.
     I. The Secured Parties desire to enter into this Agreement to supercede and replace the June 7, 2006 Security Agreement.
     NOW, THEREFORE, in consideration of the agreements herein and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:
ARTICLE 1.
DEFINED TERMS
     1.1 DEFINITIONS. Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Uniform Commercial Code in effect in the State of Delaware (the “UCC”). In addition, the following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:
     “Loan Documents” means this Agreement, the Third Purchase Agreement, the Fourth Amended Patent and Trademark Security Agreement of this date among Sutura and the Secured Parties (the “Patent and Trademark Security Agreement”) and the Notes.
     “Notes” means the Original Notes, the March 2005 Notes, September 2005 Notes, the June 7, 2006 Notes and the New Notes, and any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions thereof.
     “Obligations” means the payment and other performance obligations under the Loan Documents, whether now existing or hereafter created, and any and all other indebtedness now owing or which may hereafter be owing by Sutura to the Secured Parties, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions thereof.

ARTICLE 2.
SECURITY INTEREST
     2.1 GRANT OF SECURITY INTEREST.
          (a) To secure the timely payment and performance in full of the Obligations, Sutura does hereby assign, grant and pledge to each Secured Party, all of the estate, right, title and interest of Sutura in and to the Collateral as more fully described on Exhibit A hereto, whether now owned or later acquired or created, and including all proceeds of the Collateral, whether cash or non-cash (the “Collateral”).
          (b) To further secure the Collateral, Sutura agrees to execute and deliver to Secured Parties the Patent and Trademark Security Agreement in the form attached as Exhibit B.
     2.2 FINANCING STATEMENTS.
          (a) Sutura hereby authorizes each Secured Party to file all financing statements, continuation statements, assignments, certificates, and other documents and instruments with respect to the Collateral pursuant to the UCC and otherwise as may be necessary or reasonably requested by such Secured Party to perfect or from time to time to publish notice of, or continue or renew the security interests granted hereby (including, such financing statements, continuation statements, certificates, and other documents as may be necessary or reasonably requested to perfect a security interest in any additional property rights hereafter acquired by Sutura or in any replacements, products or proceeds thereof), in each case in form and substance satisfactory to such Secured Party.
          (b) Each Secured Party will pay its respective cost of filing the same in all public offices where filing is necessary or reasonably requested by such Secured Party and will pay any and all recording, transfer or filing taxes that may due in connection with any such filing. Sutura grants each Secured Party the right, at any time and at such Secured Party’s option, to file any or all such financing statements, continuation statements, and other documents pursuant to the UCC and otherwise as Secured Party reasonably may deem necessary or desirable.
          (c) Sutura hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as each Secured Party may reasonably determine is necessary or advisable to perfect its respective security interest granted to such Secured Party. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Secured Party may reasonably determine is necessary, advisable or prudent to ensure the perfection of its security interest in the Collateral granted to such Secured Party herein.

     2.3 DEBTOR REMAINS LIABLE.
          (a) Anything herein contained to the contrary notwithstanding, Sutura shall remain liable under any contracts, agreements and other documents included in the Collateral, to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and Secured Parties shall have no obligations or liabilities (jointly or severally) under any such contracts, agreements and other documents by reason of or arising out of this Agreement, nor shall Secured Parties be required or obligated in any manner to perform or fulfill any obligations of Sutura thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by such Secured Party or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to such Secured Party or to which such Secured Party may be entitled at any time or times.
          (b) If any default by Sutura under any of the contracts, agreements or other documents included in the Collateral shall occur, each Secured Party shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Sutura and to the parties to such contract, agreement or other document. Any cure by Secured Party of Sutura’s default under any such contract, agreement or other document shall not be construed as an assumption by such Secured Party of any obligations, covenants or agreements of Sutura contained in such contract, agreement or other document, and Secured Party shall not incur any liability to Sutura or any other person as a result of any actions undertaken by such Secured Party in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Sutura under any of such contracts, agreements or other documents.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF DEBTOR
     Sutura makes the following representations and warranties to and in favor of each Secured Party as of the date hereof. All of these representations and warranties shall survive the execution and delivery of this Agreement:
     3.1 ORGANIZATION. Sutura:
          (a) is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware;
          (b) is duly qualified, authorized to do business as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; and
          (c) has the corporate power (A) to enter into the Loan Documents and to perform its obligations thereunder and to consummate the transactions contemplated thereby, (B) to carry on its business as now being conducted and as proposed to be conducted by it, (C) to execute, deliver and perform this Agreement, (D) to take all action as may be necessary to consummate the transactions contemplated hereunder, and (E) to grant the liens and security interests provided for in this Agreement.

     3.2 OFFICES, LOCATION OF COLLATERAL. The chief executive office or chief place of business of Sutura is located at 17080 Newhope Street, Fountain Valley, CA, 92708.
     3.3 TITLE AND LIENS. Sutura has good, valid, and marketable title to the Collateral, free from all liens and encumbrances of any kind. As a result of this Agreement, Secured Parties will, together, have a first priority security interest in the Collateral, subordinate to no other secured rights.
     3.4 AUTHORIZATION; NO CONFLICT. Sutura has duly authorized, executed and delivered this Agreement, and Sutura’s execution and delivery hereof and its consummation of the transactions contemplated hereby and the compliance with the terms thereof:
          (a) does not or will not contravene any legal requirements applicable to or binding on Sutura which could reasonably be expected to have a material adverse effect upon the Collateral or Secured Party’s respective rights therein;
          (b) does not or will not contravene or result in any breach of or constitute any default, or result in or require the creation of any lien upon any of Sutura’s property, under any agreement or instrument to which Sutura is a party or by which it or any of its properties may be bound or affected; and
          (c) does not or will not require the consent or approval of any third party which has not already been obtained.
     3.5 ENFORCEABILITY. This agreement is a legal, valid and binding obligation of Sutura, enforceable against Sutura in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.
ARTICLE 4.
COVENANTS OF DEBTOR
     Sutura covenants to and in favor of each Secured Party as follows:
     4.1 COMPLIANCE WITH OBLIGATIONS. Sutura shall perform and comply in all material respects with all obligations and conditions on its part to be performed with respect to the Collateral.
     4.2 INFORMATION CONCERNING COLLATERAL. Sutura shall, promptly upon request, provide to Secured Party all information and evidence that it reasonably requests concerning the Collateral to enable such Secured Party to enforce the provisions of this Agreement.
     4.3 DEFENSE OF COLLATERAL. Sutura shall defend its title to the Collateral and the respective interest of each Secured Party in the Collateral pledged hereunder against the claims and demands of all third parties whomsoever.

     4.4 MAINTENANCE OF COLLATERAL. Sutura shall not (i) fail to deliver to Secured Party a copy of each demand or notice received or given by it relating to any Constituent Document of Sutura or to any other Collateral which could reasonably be expected to have a material adverse effect upon the Collateral or Secured Party’s respective rights therein, or (ii) sell, contract to sell, assign, transfer or dispose of any of the Collateral, except in the ordinary course of business, or with the consent of each Secured Party, which consent will not be unreasonably withheld.
     4.5 PRESERVATION OF VALUE; LIMITATION OF LIENS. Sutura shall not take any action in connection with the Collateral which would impair in any material respect the respective interests or rights of each Secured Party therein or with respect thereto, except as expressly permitted hereby; provided, however, that nothing in this Agreement shall prevent Sutura, prior to the exercise by Secured Party of any of its respective rights pursuant to the terms hereof, from undertaking Sutura’s operations in the ordinary course of business. Sutura shall not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to all or any part of the Collateral (other than the lien created by this Agreement). Sutura shall at its own cost and expense promptly take such action as may be necessary to discharge any such liens.
     4.6 NO OTHER FILINGS. Sutura shall not file or authorize to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral.
     4.7 MAINTENANCE OF RECORDS. Sutura shall, at all times, keep accurate and complete records of the Collateral. Sutura shall permit representatives of each Secured Party, upon reasonable prior notice, at any time during normal business hours of Sutura to inspect and make abstracts from Sutura’s books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Secured Party’s request, Sutura shall promptly deliver copies of any and all such records to such Secured Party.
     4.8 PAYMENT OF TAXES. Sutura shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies (other than those taxes that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate reserves for such taxes) now or hereafter assessed or levied against the Collateral pledged by them hereunder and shall retain copies of, and, upon request, permit each Secured Party to examine receipts showing payment of any of the foregoing.
     4.9 NAME; JURISDICTION OF ORGANIZATION. Sutura shall give Secured Parties at least 30 days prior written notice before Sutura changes its name, jurisdiction of organization or entity type and shall at the expense of Sutura execute and deliver such instruments and documents as may be required by Secured Parties or applicable legal requirements to maintain their perfected security interests in the Collateral.
     4.10 PROCEEDS OF COLLATERAL. Sutura shall, at all times, keep pledged to each Secured Party pursuant hereto all Collateral and all dividends, distributions, interest, principal and other proceeds received by Sutura with respect thereto, and all other Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to Sutura in respect of any Collateral, and shall not permit any issuer of such Collateral to issue any shares of stock or other equity interests which shall not have been immediately duly pledged to each Secured Party hereunder.
ARTICLE 5.
RIGHTS AND REMEDIES
     5.1 EVENT OF DEFAULT DEFINED. Any failure to materially comply with any covenant, agreement, term or provision contained in this Agreement, the Patent and Trademark Security Agreement or the Third Purchase Agreement (provided such failure continues through five days after the Secured party gives to Sutura written notice thereof) or any event of default under any of the Notes (including events of non-compliance with this Agreement, as described in the Notes) shall constitute an “Event of Default” hereunder. Without limiting the foregoing, it is intended that any event of default under the New Notes will constitute an event of default under each of the Original Notes and the March 2005 Notes.
     5.2 REMEDIES UPON EVENT OF DEFAULT.
          (a) During any period during which an Event of Default shall have occurred and be continuing, each Secured Party may (but shall be under no obligation to), directly or by using agent or broker:
               (i) proceed to protect and enforce the respective rights vested in it by this Agreement and under the UCC;
               (ii) cause all moneys and other property pledged as security to Secured Party to be paid and/or delivered directly to such Secured Party, and demand, sue for, collect and receive any such moneys and property;
               (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations of Sutura or rights included in the Collateral, or for specific enforcement of any covenant or agreement contained herein, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law;
               (iv) foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Obligations of Sutura are issued or secured;
               (v) subject to Section 5.2(b), sell, lease or otherwise dispose of any or all of the Collateral, in one or more transactions, at such prices as such Secured Party may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker’s board or at public or private sale, without demand of performance or notice of intention to sell, lease or otherwise dispose of, or of time or place of disposition (except such notice as is required by applicable statute and cannot be waived), it being agreed that Secured Party may be a purchaser or lessee on its own behalf at any such sale and that Secured Party or anyone else who may be the purchaser, lessee or recipient for value of any or all of the Collateral so disposed of shall, upon such disposition, acquire all of Sutura’s rights therein. Secured Party may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the same, and such sale may, without further notice or publication, be made at any time or place to which the same may be so adjourned. If Secured Party sells any of the Collateral upon credit, after reasonable inquiry as to the credit worthiness of the purchaser, Sutura will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Sutura shall be credited with the proceeds of the sale;
               (vi) incur expenses, including reasonable attorneys’ fees, consultants’ fees, and other costs appropriate to the exercise of any of its rights or powers under this Agreement;
               (vii) perform any obligation of Sutura hereunder and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses;
               (viii) make any reasonable compromise or settlement deemed desirable with respect to any or all of the Collateral and extend the time of payment, arrange for payment installments, or otherwise modify the terms of, any or all of the Collateral;
               (ix) secure the appointment of a receiver of any or all of the Collateral;
               (x) exercise any other or additional rights or remedies granted to such Secured Party under any other provision of this Agreement or exercisable by a secured party under the UCC, whether or not the UCC applies to the affected Collateral, or under any other applicable law and take any other action which Secured Party deems necessary or desirable to protect or realize upon its respective security interest in the Collateral or any part thereof; and/or
               (xi) appoint a third party (who may be an employee, officer or other representative of Secured Party) to do any of the foregoing, or take any other action permitted hereunder, on behalf of such Secured Party.
          (b) If, pursuant to any law, prior notice of any action described in Section 5.2(a) is required to be given to Sutura, Sutura hereby acknowledges that the minimum time required by such law, or if no minimum is specified, ten days, shall be deemed a reasonable notice period.
          (c) Any action or proceeding to enforce this Agreement may be taken by Secured Party either in Sutura’s name or in Secured Party’s name, as each such Secured Party may deem necessary.
          (d) All rights of marshalling of assets of Sutura, including any such right with respect to the Collateral, are hereby waived by Sutura.
          (e) Secured Party shall incur no liability as a result of the sale of any or all of the Collateral at any private sale pursuant to Section 5.2(a) conducted in a commercially reasonable manner. Sutura hereby waives any claims against Secured Party arising by reason of the fact that the price at which any or all of the Collateral may have been sold at such a private sale was less than the price that might have obtained at a public sale or was less than the aggregate amount of the Obligations, even if Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.
     5.3 ATTORNEYS-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, Sutura hereby irrevocably constitutes and appoints each Secured Party as its true and lawful attorneys-in-fact to enforce all rights of Sutura with respect to the Collateral, including the right to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Sutura or, at the option of such Secured Party, in the name of such Secured Party, with the same force and effect as Sutura could do if this Agreement had not been made. If Secured Party shall so elect after the occurrence and during the continuation of an Event of Default hereunder, Secured Party shall have the right at all times to settle, compromise, adjust, or liquidate all claims or disputes directly with Sutura or any obligor of Sutura upon such terms and conditions as each Secured Party may determine in its sole discretion, and to charge all costs and expenses thereof (including reasonable attorneys’ fees and charges) to Sutura’s account and to add them to the Obligations whereupon such costs and expenses shall be and become part of the Obligations. This power of attorney is a power coupled with an interest and shall be irrevocable.
     5.4 EXPENSES; INTEREST. All costs and expenses (including reasonable attorneys’ fees and expenses) incurred by each Secured Party in connection with exercising any actions taken under Article 5, together with interest thereon (to the extent permitted by law) computed at a rate of 10% per annum (or if less, the maximum rate permitted by law) from the date on which such costs or expenses are invoiced to and become payable by Sutura, to the date of payment thereof, shall constitute part of the Obligations secured by this Agreement and shall be paid by Sutura to each such Secured Party within 10 days after written demand.
     5.5 NO IMPAIRMENT OF REMEDIES. If, under applicable law, Secured Party proceeds by either judicial foreclosure or by non-judicial sale or enforcement, such Secured Party may, at its sole option, determine which of its remedies or rights to pursue without affecting any of its rights and remedies under this Agreement. If, by exercising any right and remedy, Secured Party forfeits any of its other rights or remedies, including any right to enter a deficiency judgment against Sutura or any third party (whether because of any applicable law pertaining to “election of remedies” or the like), Sutura nevertheless hereby consents to such action by Secured Party. To the extent permitted by applicable law, Sutura also waives any claim based upon such action, even if such action by Secured Party results in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Sutura might otherwise have had but for such action by Secured Party or the terms herein. Any election of remedies which results in the denial or impairment of the right of Secured Party to seek a deficiency judgment against any third party shall not, to the extent permitted by applicable law, impair Sutura’s obligations hereunder. If Secured Party bids at any foreclosure or trustee’s sale or at any private sale permitted by law or this Agreement, Secured Party may bid all or less than the amount of the Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether Secured Party or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

ARTICLE 6.
CERTAIN WAIVERS
     6.1 MODIFICATION OF OBLIGATIONS. Sutura’s liability hereunder shall not be reduced, limited, impaired, discharged or terminated if Secured Parties at any time with Sutura’s consent (or, to the extent permissible by the terms of the Loan Documents and law, without notice to or demand of Sutura):
          (a) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms, or otherwise modifies any of the Obligations (including any payment terms);
          (b) extend or waive the time for Sutura’s performance of, or compliance with, any term, covenant or agreement on their part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
          (c) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any of the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;
          (d) request and accept other guaranties of any of the Obligations and take and hold security for the payment hereof or any of the Obligations;
          (e) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of any of the Obligations, any other guaranties of any of the Obligations, or any other obligation of any third party with respect to any of the Obligations;
          (f) to the extent permitted by law, enforce and apply any security, if any, now or hereafter held by or for the benefit of each Secured Party in respect hereof or any of the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that each Secured Party may have against any such security, in each case as each Secured Party in its discretion may determine, including foreclosure on any collateral pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable; or
          (g) exercise any other rights available to them under any of the Loan Documents, at law or in equity.
     6.2 SECURITY INTERESTS ABSOLUTE. All rights of Secured Parties and the security interests hereunder, and all obligations of Sutura hereunder, shall be absolute and unconditional irrespective of:
          (a) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Document, at law, in equity or otherwise) with respect to any of the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of any of the Obligations;
          (b) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, in any other Loan Document or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for any of the Obligations, in each case, whether or not in accordance with the terms hereof or any other Loan Document or any agreement relating to such other guaranty or security;
          (c) the application of payments received from any source (other than payments received from the proceeds of any security for any of the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of indebtedness of Sutura to Secured Party other than the Obligations, even though Secured Party might have elected to apply such payment to any part or all of the Obligations;
          (d) Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Sutura and to any corresponding restructuring of any of the Obligations;
          (e) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Sutura as an obligor in respect of any of the Obligations;
          (f) any Obligations or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; and
          (g) any defenses, set-offs or counterclaims which Sutura may allege or assert against Secured Party in respect of the Obligations.
     6.3 CERTAIN WAIVERS. Except as provided in Section 7.16, Sutura hereby waives any and all defenses afforded to a surety, including promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that Secured Parties protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Sutura or any other third party or entity or any collateral securing any of the Obligations, as the case may be.
     6.4 POSTPONEMENT OF SUBROGATION. Sutura agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payment made hereunder or otherwise, while this Agreement is in effect, unless such action is required to stay or prevent the running of any applicable statute of limitations. Any amount paid to Sutura on account of any such subrogation rights prior to such time shall be held in trust for Secured Parties and shall immediately be paid to Secured Parties and credited and applied against the Obligations. Any time after this Agreement has terminated and if Sutura has made payment to Secured Parties of all of the Obligations, or if an action is required to stay or prevent the running of any applicable statute of limitations, then, at Sutura’s request, Secured Parties will execute and deliver to Sutura appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Sutura of an interest in the Obligations resulting from such payment by Sutura.
ARTICLE 7.
MISCELLANEOUS
     7.1 NOTICES. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:
          (a) if to Sutura, at:
Sutura, Inc.
17080 Newhope Street
Fountain Valley, CA 92708
Attention: Anthony A. Nobles, President and
                  Chief Executive Officer
Facsimile: (714) 427-6354
with a copy to:

Babcock & Associates
600 Anton Boulevard, 11th Floor
Costa Mesa, CA 92626
Attention: Richard J. Babcock, Esq.
          (b) if to Secured Parties, in care of:
Whitebox Advisors, LLC
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416
Attention: Jonathan Wood, Chief Financial Officer
Facsimile: (612) 253-6151
with a copy to:

Messerli & Kramer P.A.
150 South Fifth Street, Suite 1800
Minneapolis, MN 55402
Attention: Jeffrey C. Robbins, Esq.
Facsimile: (612) 672-3777
     All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) on the date received in person, (b) on the date received by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) on the fourth business day following the date mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (d) on the next business day after being transmitted by telecopy or by other electronic means (including electronic mail). Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of notice to the other parties in the manner set forth hereinabove.
     7.2 DELAY AND WAIVER; REMEDIES CUMULATIVE. No failure or delay by Secured Party in exercising any of its rights or powers hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights or powers, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Any waiver, permit, consent or approval of any kind or character on the part of Secured Party of any breach or default under the Agreement or any waiver on the part of Secured Party of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth. No right, power or remedy herein conferred upon or reserved to Secured Party hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by each Secured Party may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.
     7.3 ENTIRE AGREEMENT. This Agreement and any agreement, document or instrument referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. This Agreement supersedes and replaces the June 7, 2006 Security Agreement.
     7.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, exclusive of its conflict of laws rules.
     7.5 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     7.6 HEADINGS. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
     7.7 WAIVER OF JURY TRIAL. SUTURA HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SECURED PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH SECURED PARTY TO MAKE THE LOAN.

     7.8 CONSENT TO JURISDICTION. Each party hereto agrees that any legal action or proceeding with respect to or arising out of this Agreement may be brought in or removed to the federal or state courts located in Hennepin County, Minnesota, as Secured Party may elect. By execution and delivery of this Agreement, each party hereto accepts, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of each Secured Party to bring legal action or proceedings in any other competent jurisdiction. Each party hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.
     7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     7.10 COUNTERPARTS. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below, shall constitute a single binding agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.
     7.11 BENEFIT OF AGREEMENT. Nothing in this Agreement, express or implied, shall give or be construed to give, any person other than the parties hereto and their respective permitted successors, transferees and assigns any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and their respective permitted successors, transferees and assigns.
     7.12 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless the same shall be in writing and signed by each of the parties hereto. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.
     7.13 SURVIVAL OF AGREEMENTS. The provisions regarding the payment of expenses and indemnification obligations shall survive and remain in full force and effect regardless of the termination of this Agreement pursuant to Section 7.14.
     7.14 RELEASE AND SATISFACTION. Upon the indefeasible payment (whether in cash and/or other consideration which is satisfactory to each Secured Party in its sole discretion) and performance in full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and Secured Parties will return the Collateral, including all documentation evidencing or affecting the Collateral, and (ii) upon written request of Sutura, Secured Parties shall execute and deliver to Sutura, at Sutura’s expense and without representation or warranty by or recourse to Secured Parties, releases and satisfactions of all financing statements, mortgages, notices of assignment and other registrations of security.

     7.15 REINSTATEMENT. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of Sutura or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Sutura or any substantial part of Sutura’s assets, or otherwise, all as though such payments had not been made.
     7.16 LIMITATION ON DUTY OF SECURED PARTY WITH RESPECT TO THE COLLATERAL. The powers conferred on each Secured Party hereunder are solely to protect its respective interests in the Collateral and shall not impose any duty on such Secured Party or any of its designated agents to exercise any such powers. Except for the safe custody of any Collateral in their possession and the accounting for monies actually received by them hereunder, Secured Parties shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against Secured Parties. Each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which such Secured Party accords its own respective property, it being expressly agreed, to the maximum extent permitted by applicable law, that each Secured Party shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, each Secured Party may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.
     7.17 COLLECTION AGENT. The following shall relate to the enforcement of this Agreement:
          (a) The Secured Parties hereby appoint Whitebox Advisors, LLC as the initial collection agent and attorney-in-fact for the Secured Parties under this Agreement (in such capacity, the “Collection Agent”) to serve from the date hereof until the termination hereof, or until the Collection Agent’s successor is duly appointed by agreement among the Secured Parties and their successors in interest and the Secured Parties and their successors in interest notify Sutura in writing of the newly appointed successor Collection Agent. Each Secured Party hereby authorizes the Collection Agent to act as exclusive agent of and for all Secured Parties for purposes of taking any action to enforce rights and foreclose and dispose of any Collateral under this Agreement and the Patent and Trademark Security Agreement (together, the “Security Agreements”). Each Secured Party agrees that it shall not take any action against Sutura to enforce rights under the Security Agreements and foreclose and dispose of any Collateral, except through and as directed by the Collection Agent.
          (b) Each Secured Party hereby irrevocably authorizes the Collection Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by any of the Secured Parties. The Collection Agent may rely upon advice of counsel concerning legal matters, advice of certified public accountants with respect to accounting matters and advice of other experts as to any other mattes which it reasonably believes to be genuine or to have been presented by an appropriate person under the circumstances. The Collection Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith. The Collection Agent may take any and all actions that the Collection Agent deems necessary or appropriate, in its reasonable discretion, in exercising its powers hereunder, including, but not limited to, initiating any action in the name of the Secured Parties against Sutura, foreclosing on the Collateral or exercising any other rights available to the Collection Agent on behalf of the Secured Parties at law or in equity.
          (c) Sutura may rely on all orders and directions of the Collection Agent appointed under subsection (a) above as acting on behalf, and with the authority, of the Secured Parties, or any of them, without liability to any Secured Party or its successors in interest.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

Sutura:	Secured Parties:

Sutura, Inc.	Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., Whitebox Convertible Arbitrage Partners, L.P., and Whitebox Intermarket Partners, L.P.

By	By

Anthony A. Nobles, President and Chief Executive Officer	Its

Gary S. Kohler

Scot W. Malloy

EXHIBIT A
DESCRIPTION OF SUTURA COLLATERAL
     All assets (except as excluded in the last paragraph below) of Sutura, Inc., a Delaware corporation (the “Company”), including without limitation, the following:
     Inventory: All inventory of the Company as that term is defined in the Uniform Commercial Code, whether now owned or hereafter acquired or in which the Company obtains rights, whether consisting of whole goods, spare parts or components, supplies or materials whether acquired, held or furnished for sale, for lease, for participation, revenue-sharing or other similar arrangements, or under contracts or for manufacture or processing, and wherever located;
     Equipment: All equipment of the Company, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, fixtures, office and recordkeeping equipment, parts, tools, supplies and all other goods (except inventory) used or bought for use by the Company for any business or enterprise and including specifically (without limitation) all accessions thereto, all substitutions and replacements thereof, and all like or similar property now owned or hereafter acquired by the Company, and all of which is owned by the Company, and all deposits made on any such equipment;
     Deposit Accounts and Other Cash: All deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose, and all other cash or marketable securities on hand, whether held in-vault or otherwise;
     Receivables: Each and every right of the Company to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, or of a loan, out of the overpayment of taxes or other liabilities, or any other transaction or event, whether such right to payment is created, generated or earned by the Company or by some other person who subsequently transfers his, her or its interest to the Company, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and other security interests) which the Company may at any time have by law or agreement against any account debtor or other person obligated to make such payment or against any property of such account debtor or other persons including, but not limited to, all present and future accounts, contract rights, chattel paper, bonds, notes and other debt instruments, and rights to payment in the nature of general intangibles; and to include, without limitation, each and every right of the Company to the payment of money, whether such right to payment now exists or hereafter arises, out of a sale, lease or other disposition of Inventory or Equipment, including rights to payment on account of participation, revenue-sharing or other similar arrangements relating to Inventory or Equipment placed in service with third parties;

A-1

     General Intangibles: All general intangibles of the Company whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Company’s name, the Company’s internet domain names and address and the goodwill of the Company’s business.
     Securities: All securities and other equity interests now owned or hereafter acquired by the Company, including shares of capital stock of any wholly owned or partially owned subsidiary of the Company.
     The Collateral shall include (i) all substitutes and replacements for and proceeds of any and all of the foregoing property, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or use in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

A-2